Exhibit 99.1

Legend International Holdings, Inc. Announces Record Date for Spin Out of Diamond, Gold and Base Metal Interests

MELBOURNE, Australia--(BUSINESS WIRE)--May 7, 2010--Legend International Holdings, Inc. (OTCBB:LGDI) is pleased to announce that it has set a record date of June 4, 2010 for entitlements for the spin out of its diamond, gold and base metal interests.

On March 16, 2010, Legend announced that it plans to spin out, to a new Delaware corporation to be formed, the diamond, gold and base metal interests of Legend. Following the spin out, Legend will be a 100% pure phosphate company. Shareholders of Legend will receive shares of common stock in the new corporation on a pro-rata basis to the shares they hold in Legend, at the record date. The Company has commenced the preparation of the necessary documentation for the spin out.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2008 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

CONTACT:
Legend International Holdings, Inc.
Mr. Joseph Gutnick, +011 613 8532 2866
Chief Executive Officer
Fax: +011 613 8532 2805
josephg@axisc.com.au
or
General Manager Business
New York Office
Tel: 212-223-0018
Fax: 212-223-1169
legendinfo@axisc.com.au